Exhibit 3.02

EASTMAN CHEMICAL COMPANY BYLAWS

SECTION I

Capital Stock

Section 1.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 1.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

Section 1.6. Record Date. The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Exhibit 3.02

SECTION II

Meetings of Stockholders

Section 2.1. Annual. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Thursday in May, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without the State of Delaware, as determined by the Board of Directors.

Section 2.2. Special. (a) Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, (i) pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office, or (ii) upon the written request of the holders of at least twenty-five percent of the outstanding voting stock of the Corporation (a “Request”) in accordance with the requirements set forth in Section 2.2(b) hereof.

(b) Any Request shall set forth with particularity (i) the names and business addresses of the stockholder or stockholders requesting the meeting (each a “Meeting Proponent”) and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with any Meeting Proponent; (ii) the name and address of each Meeting Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by each Meeting Proponent and the Persons identified in clause (i); (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment); and (v) all arrangements or understandings between each Meeting Proponent and any other Persons, including their names, in connection with the proposed business of the special meeting and any material interest of each Meeting Proponent in such business. Except as permitted in Section 2.2(c), the only business that may be conducted at the special meeting shall be the business proposed in the Request. The Request shall be delivered personally or sent by registered mail to the Secretary of the Corporation at its principal executive offices. If the Board of Directors determines that the Request complies with the Certificate of Incorporation and the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Board of Directors shall call and send notice of a special meeting for the purpose set forth in the Request in accordance with Section 2.3 of these Bylaws. The Board of Directors shall determine the date for such special meeting, which date shall be not later than 90 days following the Corporation’s receipt of the Request, and the record date(s) for stockholders entitled to notice of and to vote at such special meeting.

(c) Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the special meeting, shall be the matter or matters described in the notice of the meeting.

Section 2.3. Notice. Notice of each meeting of stockholders, shall be made in writing, or electronically to such stockholders as have consented to the receipt of such notice by electronic means, or by any such other means permitted by the Delaware General Corporation Law. Such notice shall state the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be available for examination of any stockholder, for any purpose germane to the meeting, either on a reasonably accessible electronic network or, during normal business hours, at the Corporation’s principal place of business, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting. In the event that such list is to be made available on an electronic network, the notice of meeting given under Section 2.3 hereof shall provide the information required to gain access to such list.

Section 2.5. Quorum. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Exhibit 3.02

Section 2.6. Organization and Procedure. (a) The Chairman of the Board, the Chief Executive Officer, or such other officer of the Corporation designated by a majority of the directors that the Corporation would have if there were no vacancies on the Board of Directors (the “Whole Board”), will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the Whole Board, the presiding officer of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including, without limitation, restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.
(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with these bylaws, (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with these bylaws.
(c) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these bylaws or (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board. The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.
Section 2.7. Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

Exhibit 3.02

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make recommendations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7 (a “Stockholder Nomination”), shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships currently held, or held within the preceding five years, by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last ten years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (F) all information relevant to a determination of the nominee's status as to "independence," including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation's equity securities are then listed or quoted) and the Corporation's Corporate Governance Guidelines, in each case as in effect at the time of such Stockholder Nomination; (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person; and (iii) if the Person submitting the Nomination Notice is seeking to have the nominee included as such in the Corporation’s proxy statement for the Stockholder Nomination, the information required by Rule 14a-11 under the Securities Exchange Act of 1934. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) In the case of an annual meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than 150 days and not later than 120 days prior to the date on which the notice of the immediately preceding year's annual meeting of stockholders was first sent to the stockholders of the Corporation. In the case of a special meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given.

Section 2.8. Voting. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. Each stockholder voting by proxy shall grant such authority in writing, by electronic or telephonic transmission or communication, or by any such other means permitted by the Delaware General Corporation Law. All questions, including elections for the Board of Directors, shall be decided by a majority of the votes cast, except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director's election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

Exhibit 3.02

If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale for the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of stockholders at which such director’s term expires and until his or her successor is duly elected, or his or her earlier resignation and removal. If a director's resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Delaware General Corporation Law and the Certificate of Incorporation and these Bylaws of the Company.

Section 2.9. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

SECTION III

Board of Directors

Section 3.1. Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall be as authorized from time to time exclusively by a vote of a majority of the members of the Board of Directors then in office. A person who is not serving as a director shall not be eligible for nomination, appointment, or election if such person has or will have reached age 70 on the date of his or her appointment or election, and any director reaching the age of 70 during any term of office shall continue to be qualified to serve as a director only until the next annual meeting of stockholders following his or her 70th birthday; provided, however, that the Board of Directors is authorized, in circumstances it deems appropriate, to render a director then in office eligible to serve for one or more additional one year term or terms of office.

Section 3.2. Resignation. A director may resign at any time by giving notice, in writing, by electronic transmission or by any other means permitted by the Delaware General Corporation Law, to the Chairman of the Board or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, the locations of the regular meetings of the Board of Directors shall be in Kingsport, Tennessee. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

Exhibit 3.02

Section 3.4. Special Meetings. Special meetings of the full Board of Directors may be called by the Chairman of the Board, the Lead Director, or the Vice Chairman. Special meetings of the non-employee, independent directors may be called by the Lead Director. Special meetings of the Board of Directors or of the non-employee, independent directors also may be called at the request in writing of one-third of the members of the Board of Directors then in office.

Section 3.5. Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director, as applicable, at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office, or one-third of the number of non-employee, independent directors (in the case of a meeting of such directors) object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.5. The notice of the special meeting shall state the general purpose of the meeting, with no other routine business conducted at the special meeting without such matter being stated in the notice.

Section 3.6. Place of Meetings. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

Section 3.7. Telephonic Meeting and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.8 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the full Board of Directors, the non-employee, independent directors, or of any committee thereof, may be taken without a meeting if all members of the Board, the non-employee, independent directors, or of such committee, as the case may be, consent thereto in writing, by electronic transmission, or by any other means permitted by the Delaware General Corporation Law, and the writing or writings or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmissions, are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Quorum and Adjournment. A majority of the directors then holding office, or a majority of non-employee, independent directors then in office, for purposes of a meeting of such directors, shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, or of the non-employee, independent directors, as the case may be. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors, or of the non-employee, independent directors, as the case may be (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

Section 3.10. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director or the Vice Chairman, or in the absence of the Lead Director or Vice Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

Exhibit 3.02

Section 3.11. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor. No person shall qualify for service as a director of the Corporation if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation; provided that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director (but not in connection with service as a director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director), shall not be disqualifying under this Section 3.11.

Section 3.12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

SECTION IV

Chairman, Lead Director, and Committees of the Board of Directors

Section 4.1. Chairman. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors, designate a member of the Board of Directors to serve as Chairman. The Chairman of the Board may also be the Chief Executive Officer, or other officer of the Corporation, and shall have such powers and perform such duties as may be provided for herein, and as may be incident to the office and as may be assigned by the Board of Directors.

Section 4.2. Lead Director. If the Chairman is the Chief Executive Officer or other officer or employee of the Corporation or is not an independent (as determined by the Board of Directors) director, the non-employee, independent directors, by resolution passed by a majority of the non-employee, independent members of the Board of Directors, shall designate a non-employee, independent member of the Board of Directors to serve as Lead Director. The Lead Director shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the non-employee, independent members of Board of Directors.

Section 4.3. Committees. The Board of Directors shall, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

SECTION V

Officers

Section 5.1. Designation. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Controller, and a Secretary, and such other officers as the Board of Directors may elect or appoint, or provide for the appointment of, as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same persons.

Exhibit 3.02

Section 5.2. Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified.

Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 5.4. Removal. Any officer may be removed at any time with or without cause by affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.

Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.6. Chief Executive Officer. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

Section 5.7. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity, and assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs, and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.

Section 5.8. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.9. Controller. The Controller shall serve as principal accounting officer of the Corporation, having the custody and operation of the accounting books and records of the Corporation, and shall perform all acts incident to the position of Controller, subject to the control of the Board of Directors.

Section 5.10. Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.11. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine. The Board of Directors may delegate its authority to determine compensation (other than that of the Chief Executive Officer) to designated officers of the Corporation.

Section 5.12. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer or other officers or employees or agents, in any such case as the Board of Directors may direct or authorize.

Section 5.13. Mechanical Endorsements. The Chief Executive Officer, the Secretary, or other authorized officers may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

Exhibit 3.02

SECTION VI

Indemnification

Section 6.1. Indemnification Provisions in Certificate of Incorporation. The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Sections 7.2 and 7.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Section VI.

Section 6.2. Indemnification of Employees. The Corporation shall indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

Section 6.3. Undertakings for Advances of Expenses. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

Section 6.4. Claims for Indemnification. If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

Section 6.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6. Severability. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Exhibit 3.02

SECTION VII

Miscellaneous

Section 7.1. Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.3. Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

SECTION VIII

Amendment of Bylaws

Section 8.1. Power to Amend. Except as otherwise provided by law or by the certificate of incorporation or these bylaws, these bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, subject to these bylaws, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described in reasonable detail in the notice of such meeting, or (ii) at any meeting of the Board of Directors, provided in all events that no amendment to any by-law that conflicts or varies with, or frustrates the purposes or effect of, any provision of the certificate of incorporation or other provisions of these bylaws may be adopted (including, without limitation, any bylaw the purpose or effect of which is to require approvals of matters by supermajority vote of the Board of Directors or a committee) without amendment of such provision of the certificate of incorporation or other provision of the bylaws in accordance with applicable law and, to the extent otherwise applicable, these bylaws.

Section 8.2. Approval of Amendments. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, these bylaws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the votes cast with respect to adoption, supplementing, or repeal of these bylaws.